Page 22 of 34 Pages

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                         SECURED PROMISSORY NOTE (GRID)
                              PLEDGE OF COLLATERAL
                              --------------------

$8,000,000.00                                              Date: August 17, 1999

Name of Maker: Joseph Neubauer

Address of Maker: c/o ARAMARK Corporation
                  1101 Market Street, Philadelphia, PA

State of Incorporation (if applicable): N/A

Partnership Certificate Filed With (if applicable): N/A

Due On: Demand

Interest Payable on: the first day of each month


     FOR VALUE RECEIVED the Maker and, if more than one, each of them jointly and severally promises to pay on the due date set forth above, to the order of
             ("Payee") at its office at 1531 Walnut Street, Philadelphia, PA 19102, the face amount hereof or such lesser amount as is from time to time outstanding hereunder as indicated on the reverse side hereof. Interest on the balance from time to time outstanding shall accrue at the base rate of 8.00% per annum, and shall be payable as set forth above.

     All advances pursuant to this Note and all repayments of principal due hereunder shall be endorsed by the Payee on the schedule on the reverse side hereof, or any continuation of such schedule attached hereto and denominated a part hereof. Said endorsement on such schedule by an authorized agent of the Payee shall be conclusive evidence of the unpaid balance due on this Note.

     The indebtedness evidenced hereunder, as well as all other indebtedness now or hereafter owing by the Maker to the Payee, whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several or joint and several, similar or dissimilar, related or unrelated or heretofore or hereafter contracted or acquired. ("Obligation(s)") is secured by certain collateral more fully described in the annexed Schedule "A", together with all the Maker's personal property now or hereafter existing or acquired, of any type or description, including but not limited to inventory, documents of title covering any inventory, equipment, accounts, contract rights, general intangibles (including tax refunds, instruments, investment securities, chattel paper, notes, drafts, acceptances and all bank balances of the undersigned) ("Collateral") which the Maker has pledged, deposited and delivered to you and granted to you a security interest in.

     The rate of interest hereunder is based upon the Payee's present base rate of 8.00% per annum (the "Base Rate"). In the event of an increase or decrease in the Base Rate, then the rate of interest hereunder shall be automatically increased or decreased to the same extent and on the same day as any increase or decrease in the Base Rate. Post-maturity or post-demand (as the case may be) interest shall accrue and be payable at 120% of the rate payable on the due date or demand, computed from said date to the date of actual payment.

     Maker affirms and certifies that the obligation evidenced by this Note was not and will not be incurred for the purposes of purchasing, carrying or trading in securities as defined in the Federal Reserve Board's Regulation T, except in compliance with said Regulation.

     In no contingency or event whatsoever shall the interest rate charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Payee has received interest hereunder in excess of said highest permissible rate, Payee shall promptly refund such excess interest to Maker.

     So long as the Obligations are not in default, the Maker shall have the right to vote any shares of stock included in the Collateral on all corporate questions and the Payee shall, if required, execute due and timely proxies in favor of the Maker to this end.

                              Page 23 of 34 Pages
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     The Maker warrants and represents that there are no restrictions upon the transfer of the Collateral, other than may appear on the face of the certificates, and that the Maker has the right to pledge the Collateral free of any encumbrances and without obtaining the consents of the other shareholders. In the event that, prior to repayment of the Obligations, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of the Collateral, all new, substituted and additional shares or other securities issued to Maker by reason of any such change shall be delivered to Payee in kind to be held by the Payee under the terms of this agreement in the same manner as all other Collateral. The Payee may at any time, without notice to the Maker, transfer to and/or register in Payee's name, or in the name of Payee's nominee, any or all of the Collateral.

     In the event that it becomes necessary, in Payee's opinion, to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for Payee to exercise any of its rights hereunder, Maker expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to effect such compliance or registration, and to bear all costs in connection therewith. Maker agrees to indemnify and to hold Payee harmless from and against any claim or liability caused by any untrue statement of material fact, or omission to state a material fact, as may be required in any registration statement or prospectus; or caused by a failure to register or comply with any such law or regulation. The Maker shall pay any and all expenses, including reasonable attorneys' fees incurred by Payee in registering the Collateral, or in securing an exemption for any such registration.

         The Payee shall have no responsibility of any kind, nature or description to arrange for the redelivery of the Collateral or any part thereof to any issuer or transfer agent in order to preserve or maintain any conversion or dividend rights with respect thereto; the Payee's only obligation being to exercise reasonable care, to the extent required by the Uniform Commercial Code in the custody and preservation of any of the Collateral which is in the Payee's possession. The Payee shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Maker requests in writing, but the Payee's failure to comply with any such request shall not in itself be deemed a failure to exercise reasonable care; and the Payee's failure to do any thing not so requested shall not be deemed a failure to exercise reasonable care. The Payee agrees to comply with any request received by it from the Maker with respect to conversion, reclassification, or the like of the Collateral, to the extent that such instructions are not inconsistent with the intents and purposes hereof. The Maker shall take all necessary steps in preserve rights against prior parties to any instrument or chattel paper included in the Collateral. Upon payment and performance of all Obligations the Payee shall, at the request of the Maker, redeliver the Collateral to the Maker.

         Upon the occurrence of any of the following evens of default, to wit: the non-payment when due of any Obligations; the failure of the Maker forthwith, upon demand, to furnish satisfactory addition Collateral, or to make payments on account as may be agreed in any of the Obligations; the death, failure in business, dissolution or termination of existence of the Maker or any endorser, guarantor or surety of any Obligation (the Maker and any such other person(s) being hereinafter referred to collectively as "Obligor(s)"); any petition for relief under the Bankruptcy Code being filed by or against any Obligor or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness


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of any Obligor either through reorganization, composition, extension or otherwise; the making by any Obligor of an assignment for the benefit of creditors or for taking advantage by any of the same of any insolvency law; any seizure, vesting or intervention by or under authority of a government, by which the management of any Obligor is displaced or its authority in the conduct of its business is curtailed; the appointment of any receiver of any property of any Obligor; the attachment or distraint of any of the Collateral or of same becoming subject at any time to any mandatory court order or other legal process; the failure of the undersigned to perform any of its duties as specified in any agreement(s) with respect to the Obligations; the expulsion or suspension of any Obligor from membership in any national securities association or any national securities exchange or other organized exchange, or any clearing association; the admission in writing by any Obligor of inability to pay its debts generally as they become due; the issuance of an attachment or garnishment or the filing of a lien against property of any Obligor; the entry of a judgment against any Obligor; a determination by the Payee that a material adverse change has occurred in the financial condition of any Obligor from the condition set forth in the most recent financial statement of such Obligor heretofore furnished to the Payee or from the condition of such Obligor as heretofore most recently disclosed to the Payee in any other manner; the merger or consolidation of any Obligor; the Pension Benefit Guaranty Corporation shall commence proceedings (including proceedings under ss. 4042 of the Employee Retirement Income Security Act of 1974) to terminate any employee pension benefit plan of the Maker; any misstatement or false statement of any Obligor in connection with any agreement between any Obligor and the payee has been made; then in such event the Maker shall immediately be liable without notice and shall pay on demand all Obligations (whether or not otherwise due), together with all collection costs and expenses, including reasonable attorneys' fees, in connection with the collection of such indebtedness.

         As security for all Obligations, the Payee shall have a continuing right of set-off against, a security interest in and a lien upon any and all deposits, funds, securities, instruments and other property of any Obligor at any time owing by the Payee or in its hands. The Payee shall be deemed to have exercised such right of set-off immediately upon the occurrence of any event of default hereunder even though such set-off is entered on the Payee's books subsequent thereto.

     Payee shall have all rights and remedies of a secured party under the Uniform Commercial Code. Further, upon the occurrence of any Event of Default, all Obligations shall automatically become due and payable without notice and Payee's commitment to make further loans or extensions of credit or other financial accommodations to the Maker shall thereupon automatically and without notice be terminated. In addition thereto, the Maker further agrees that (i) in the event notice is necessary under applicable law, written notice mailed to the Maker at the address then reflected in Payee's records 5 business days prior to the date of public sale of any of the Collateral or prior to the date after which private sale or any other disposition of the Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of the sale or other disposition of any Collateral, Payee may apply the net proceeds thereof first to the satisfaction of Payee's reasonable attorneys' fees, legal expenses, and


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other costs and expenses incurred in connection with Payee's taking, re-taking, holding, preparing for sale, and selling of the Collateral; then to repayment of principal and interest on the Obligations, with the Maker remaining liable for any deficiency; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event Payee may sell on such terms as Payee may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iv) Payee may require the Maker to assemble Collateral, taking all necessary or appropriate action to preserve and keep in good condition; and make such available to Payee at a place and time convenient to both parties; all at the expense of the Maker. To the extent permitted under applicable law, full power and authority is hereby given Payee to sell, assign, and deliver all or any part of the Collateral, at any time at any brokerage board, or at public or private sale, at Payee's option, and no delay on Payee's part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the Maker by Payee with respect to any power or sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair Payee's right to take any action or to exercise any power of sale and any other rights hereunder, without notice or demand, or prejudice Payee's rights as against the Maker in any respect. Payee may be a purchaser, free from any right of redemption (which the Maker hereby expressly waives and releases) at any public or private sale of Collateral. Should such net proceeds be inadequate to pay all the Obligations, the Maker agrees to pay the Payee on demand any balance that may be due to the Payee.

         The Maker recognizes that the Payee may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Maker agrees that private sales so made may be at prices and other terms less favorable to the Payee than if such Collateral were sold at public sales, and that the Payee has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of the Collateral, even if such issuer would agree, to register the Collateral for public sale under such applicable securities laws. The Maker agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         The Maker at the request of the Payee will sign and deliver to the Payee a security agreement or a trust receipt or other writing, together with financing statement(s) or a statement of trust receipt financing or other writing, covering any Collateral in order to comply with or to enable the Payee to obtain the benefits of the Uniform Commercial Code or any other similar statute now or hereafter enacted, of Pennsylvania or of any other jurisdiction where the Collateral may at any time be located. The Maker agrees to supply the Payee with any information the Payee may reasonably request with respect to any financing statement(s) or security agreement relating to the Maker or to any property of the Maker, and the Maker agrees that without written consent of the Payee the Maker will not enter into any security agreement which creates a security interest in any category of the Maker's personal property generally (as distinguished from any specific items thereof) or in any after-acquired property other than accessions and fixtures. The rights of the Payee specified herein shall be in addition to those previously or otherwise created or existing. The Maker agrees to use every effort and to take every action that may be necessary or appropriate to enable the Payee to enforce, protect and preserve its rights and interests hereunder, hereby granting unto the Payee, as the Maker's attorney-in-fact, full power and authority to take any and all such action, either in the name of the Payee or in the name of the Maker as the Payee may in its sole discretion determine.

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         The Maker authorizes the Payee, with or without notice to the Maker, to cause to be transferred or registered at the expense of the Maker any of the Collateral into the name of the Payee or its nominee and to receive any income derived therefrom and to hold such income as security for any of the Obligations or apply it upon principal or interest due on any such Obligations. The Maker will execute and deliver to the Payee such consents, endorsements, assignments and stock powers as may appear to the Payee proper to further the negotiability of any of the Collateral and will pay the expenses and charges of so furthering negotiability. The Payee may at any time demand, sue for, collect or make any compromise or settlement with reference to the Collateral as the Payee in its sole discretion may determine. Any bonds or other obligations of or guaranteed by the United States Government constituting part of the Collateral may be pledged by the Payee (either alone or commingled with other securities) to secure deposits or other obligations of the Payee, whether or not such deposits or other obligations be in excess of the Obligations.

     The Maker agrees that the Payee assumes no responsibility for the correctness, validity, genuineness or sufficiency of the instruments, documents and/or chattel paper constituting the Collateral, or for the existence, character, quantity, quality, condition, weight, packing, value or delivery of any goods specified in any such documents. The Payee shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral. The maker hereby waives presentment, notice of dishonor and protest of all instruments evidencing or included in the Obligations and the Collateral. The Maker will keep the Collateral adequately covered by insurance satisfactory to the Payee, and will assign the policies or certificates of insurance to the Payee, or make the loss or adjustment payable to the Payee, at the option of the Payee; and the Maker will furnish to the Payee evidence of acceptance by the insurers of such assignment. Should the Maker fail to effect and maintain such insurance, the Payee may do so for the account of the Maker.

     No failure on the part of Payee to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

     If any provision hereof if held invalid or unenforceable, the remainder and the application of such provision to the other parties or circumstances will not be affected thereby, the provision being severable in any such instance.

     In any litigation hereunder, all Obligors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of latches. Each Obligor hereby consents to the in personam jurisdiction of the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in connection with any claim arising hereunder. In the event that any action is commenced hereunder in any such court, service of process may be made on any Obligor by mail addressed to said party at its address then reflected in Payee's records.

     This Note shall be governed by the laws of the Commonwealth of Pennsylvania.

     All Obligors hereby forever waive presentment, demand, protest, notice of protest and notice of dishonor to this Note and consent without notice to any and all extensions of time or terms of payment including any compromise or settlement thereof.

                                           By: /s/ Joseph Neubauer
                                              ----------------------------------
                                               Joseph Neubauer

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                                  ENDORSEMENT

     In addition to liability as endorsers, which the undersigned hereby assume, and intending to be legally bound, the undersigned (and, if more than one, each of them jointly and severally) hereby (1) assent to all of the terms and conditions of the within Note and hereby forever waive presentment, demand, protest and notice of dishonor of the within Note and trial by jury, (2) become surety to the Payee, its successors and assigns for the payment of the within Note and (3) consent to any and all extensions of time or other terms of payment and the release or substitution of, or the failure to perfect a security interest in, any collateral as agreed to or granted by the Payee without notice to any of the undersigned.

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------




                                  SCHEDULE "A"
                               LIST OF COLLATERAL
                               ------------------

     All securities of the Maker now or hereafter in the Payee's possession in any capacity whatever (including, without limitation, securities held by the Payee as custodian or investment advisor) and all dividends and distributions thereon and other rights relating thereto.




                               BORROWING SCHEDULE


 DATE         AMOUNT BORROWED         AMOUNT REPAID         BALANCE OUTSTANDING
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